UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2014

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 27, 2014 the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”), pursuant to notice duly given.  The matters voted upon at the Annual Meeting and the final voting results are as follows:

1.    Election of Directors.

Director Nominees	Votes For	Votes Withheld	Broker Non- Votes

Phillip A. Clough	25,509,345	286,929	2,813,322

George H. Ellis	25,639,338	156,936	2,813,322

Jaime Mateus-Tique	25,054,057	742,217	2,813,322

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2017 or until the director’s successor has been duly elected and qualified.

2.    Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2014.

Votes For	27,250,602

Votes Against	1,332,410

Abstentions	26,584

Broker Non-Votes	0

Stockholders ratified the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2014.

3.    Approval of an Advisory Resolution on Executive Compensation.

Votes For	23,778,858

Votes Against	1,911,942

Abstentions	105,474

Broker Non-Votes	2,813,322

Stockholders approved the advisory resolution on executive compensation.

4.    Re-approval of the Material Terms of the Performance Goals under the 2006 Omnibus Long-Term Incentive Plan.

Votes For	22,636,187

Votes Against	3,127,894

Abstentions	32,193

Broker Non-Votes	2,813,322

Stockholders re-approved the material terms of the performance goals under the 2006 Omnibus Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: March 3, 2014	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary